OPKO Health Announces Exercise of Over-Allotment Option

MIAMI, March 18, 2011— OPKO Health, Inc. (NYSE Amex: OPK), today announced that in connection with the completion of its previously announced underwritten public offering of 27,000,000 shares of common stock, the Company completed, pursuant to the over-allotment option exercised by the underwriters, a public offering of an additional 2,397,029 shares of its common stock, at a price of $3.75 per share, before underwriting discounts and commissions. All of the shares were offered by the Company. The Company received approximately $8.5 million in net proceeds from the offering after underwriting fees.

The Company anticipates using the net proceeds of the offering for general corporate purposes, including research and development expenses, clinical trials, acquisitions of new technologies or businesses, and other business opportunities.

Jefferies & Company, Inc. and J.P. Morgan Securities LLC acted as joint book-running managers for the offering. UBS Investment Bank and Lazard Capital Markets LLC acted as co-lead managers for the offering and Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE Amex:LTS), acted as co-manager for the offering.

The securities described above were offered by the Company pursuant to a shelf registration statement previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”). A final prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement related to these securities may be obtained from the Equity Syndicate Prospectus Department, Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, NY, 10022, at 877-547-6340, and at Prospectus—Department@Jefferies.com, or from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 1-866-803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About OPKO Health, Inc.

We are a multi-national biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large and rapidly growing medical markets by leveraging our discovery, development and commercialization expertise and our novel and proprietary technologies. Our current focus is on conditions with major unmet medical needs including neurological disorders, infectious diseases, oncology and ophthalmologic diseases.

Certain of the statements made in this press release are “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “could,” “intends,” “estimates,” and other words of similar meaning, including statements regarding our offering of shares of common stock and the expected use of proceeds of such offering. Many factors, including those described in our filings with the Securities and Exchange Commission, could cause actual results or developments to differ materially from those projected or implied in these forward-looking statements. In addition, forward-looking statements may also be adversely affected by risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments, general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The Company will continue to need significant amounts of additional capital to fund its operations and may be unable to raise capital when needed, which would force the Company to delay, reduce the scope of or eliminate one or more of its development programs. Additional risks and uncertainties relating to the offering, the Company and its business can be found under the heading “Risk Factors” in the final prospectus supplement related to the offering filed with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Steven D. Rubin 305-575-6015